UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 17, 2019

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

84 October Hill Road, Holliston, MA 01746
(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 17, 2019, the Board of Directors of Harvard Bioscience, Inc. (the “Company”) approved a restructuring program to support delivery of its strategic action plan communicated in September 2019. The strategic action plan is designed to improve gross margins and operating margins while reinvesting in resources required to deliver sustained, profitable organic growth.

The restructuring program will be implemented beginning in the current quarter and over 2020 and will entail consolidating and downsizing sites and other headcount reductions in Europe and North America to improve operational efficiency and reduce costs. A portion of the savings will be reinvested to drive profitable growth.

The restructuring program is expected to be completed by the end of 2020, with the majority of activities completed in the first half of the year, delivering annualized run-rate savings of $4.0-to-$5.0 million. The Company expects to incur costs associated with headcount reductions, program management and other transition costs required to affect the site consolidations and other business improvements totaling $4.0-to-$5.0 million, substantially all of which is expected to result in future cash outlays. All the estimates described in this Item 2.05 may change in the future.

The following table provides a summary of the Company's estimate of costs associated with the program:

Type of Cost	Total Estimated Amount Expected to be Incurred
Restructuring charges:
Termination benefits	$1.6 million to $1.9 million
Other (1)	$0.4 million to $0.6 million
Restructuring-related expenses:
Other (2)	$2.0 million to $2.5 million
$4 million to $5 million

(1) Consists primarily of lease terminations and other costs associated with contract cancellations. The Company is currently unable to estimate any non-cash charges for fixed asset or intangible asset write-downs associated with the restructuring.

(2) Comprised of other cash costs directly related to the restructuring program, including program management, and other costs to integrate facilities and related information systems.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: December 23, 2019	By:	/s/ James Green
James Green
Chief Executive Officer